EXHIBIT 99.1

520 Third Street, Fourth Floor, Santa Rosa, CA 95401 (844) 446-8201

FOR IMMEDIATE RELEASE	Contact:	Bradley Satenberg
Investor Relations
(310) 606-8922
investorrelations@lbsavings.com

LUTHER BURBANK CORPORATION ANNOUNCES THIRD QUARTER 2018 EARNINGS RELEASE AND CONFERENCE CALL DATE

SANTA ROSA, Calif. (October 10, 2018) - Luther Burbank Corporation (the “Company”) (NASDAQ: LBC), the holding company for Luther Burbank Savings (the “Bank”), announced today that it will release its third quarter 2018 financial results after the market closes on Thursday, October 25, 2018.

John G. Biggs, President and Chief Executive Officer of Luther Burbank Corporation, and Laura Tarantino, Executive Vice President and Chief Financial Officer, will host a conference call on Friday, October 26, 2018 at 10:00 AM (PT) to discuss the Company’s results for the third quarter 2018.

Analysts, investors, and the general public may listen to a discussion of the Company’s third quarter performance and question/answer session by using the phone number listed below or through a live webcast of the conference available through the webcast link https://edge.media-server.com/m6/p/z54qcawm. The webcast will include a slide presentation, enabling conference participants to experience the discussion with greater impact. It is recommended that participants dial into the conference call or log into the webcast approximately 10 minutes prior to the call.

Conference Call Details:
Date: October 26, 2018
Time: 10:00 AM (PT)
Phone Number (877) 221-8769
Conference ID: 5785899
Webcast URL: https://edge.media-server.com/m6/p/z54qcawm

About Luther Burbank Corporation
Luther Burbank Corporation is a publicly owned company traded on the NASDAQ Capital Market under the symbol “LBC.” The Company is headquartered in Santa Rosa, California with total assets of $6.5 billion, total loans of $5.7 billion and total deposits of $4.6 billion as of June 30, 2018. It operates primarily through its wholly-owned subsidiary, Luther Burbank Savings, an FDIC insured, California-chartered bank. Luther Burbank Savings executes on its mission to improve the financial future of customers, employees and shareholders by providing personal banking and business banking services. It offers consumers a host of highly competitive depository and mortgage products coupled with personalized attention. Business customers benefit from boutique-quality service along with access to products which meet their unique financial needs from the convenience of online and mobile banking, robust cash management solutions, and high-yield liquidity management products to multifamily and commercial lending. Currently operating in California,

Oregon and Washington, from nine branches in California, one branch in Washington and nine lending offices located throughout the market area, Luther Burbank Savings is an equal housing lender. For additional information, please visit lutherburbanksavings.com.

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